UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2012

DUKE ENERGY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-32853	20-2777218
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 South Tryon Street, Charlotte, North Carolina 28202-4200

(Address of Principal Executive Offices, including Zip code)

(704) 382-3853

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

ITEM 2.01.	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On July 2, 2012, pursuant to the previously announced Agreement and Plan of Merger, dated as of January 8, 2011 (the “Merger Agreement”), by and among Duke Energy Corporation (“Duke Energy”), Diamond Acquisition Corporation, a wholly owned subsidiary of Duke Energy (“Merger Sub”), and Progress Energy, Inc. (“Progress Energy”), Duke Energy completed its acquisition of Progress Energy. The acquisition was accomplished through the merger of Merger Sub with and into Progress Energy (the “Merger”), as a result of which the separate corporate existence of Merger Sub ceased, with Progress Energy continuing as the surviving entity in the Merger and a wholly owned subsidiary of Duke Energy.

Under the terms of the Merger Agreement, each share of Progress Energy common stock, no par value per share (“Progress Energy Common Stock”), issued and outstanding immediately prior to the effective time of the Merger (except for shares of Progress Energy Common Stock owned by Progress Energy (other than in a fiduciary capacity), Duke Energy or Merger Sub) was cancelled and converted into the right to receive 0.87083 shares (the “Exchange Ratio”) of Duke Energy common stock, par value $0.001 per share (“Duke Energy Common Stock”). The Exchange Ratio reflects an adjustment to account for the 1-for-3 Reverse Stock Split described in Item 5.03 of this Current Report on Form 8-K. Former shareholders of Progress Energy (other than shareholders who held their Progress Energy Common Stock through Progress Energy’s Direct Registration System or the Progress Energy Investor Plus Plan) will receive cash for any fractional shares of Duke Energy Common Stock to which they might otherwise be entitled as a result of the Merger. Based on the number of shares of Progress Energy Common Stock issued and outstanding immediately prior to the effective time of the Merger, former holders of Progress Energy Common Stock have the right to receive up to approximately 257.9 million shares of Duke Energy Common Stock pursuant to the Merger, in the aggregate, subject to adjustment for the payment of cash-in-lieu of fractional shares, as described in the preceding sentence. As a result of the completion of the Merger, Progress Energy’s Annual Meeting of Shareholders, originally scheduled for August 8, 2012, will not be held.

At the effective time of the Merger, each option to purchase shares of Progress Energy Common Stock that was granted under the Progress Energy employee stock option plans and that was outstanding immediately prior to the effective time of the Merger was converted into an option to acquire a number of shares of Duke Energy Common Stock equal to the number of shares of Progress Energy Common Stock subject to the Progress Energy stock option immediately prior to the effective time of the Merger multiplied by the Exchange Ratio, rounded down to the nearest whole share of Duke Energy Common Stock, with an exercise price per share of Duke Energy Common Stock equal to the exercise price per share under such Progress Energy stock option divided by the Exchange Ratio, rounded up to the nearest cent. Also upon completion of the Merger, each Progress Energy restricted share, Progress Energy restricted stock unit, Progress Energy performance share or other Progress Energy equity award was converted into an award in respect of a number of shares of Duke Energy Common Stock equal to the number of shares of Progress Energy Common Stock represented by such award multiplied by the Exchange Ratio.

Except as set forth above, each converted Progress Energy stock option, Progress Energy restricted share, Progress Energy restricted stock unit, Progress Energy performance share or other Progress Energy equity award is subject to the same terms and conditions, including vesting, as were applicable to the corresponding Progress Energy stock option, Progress Energy restricted share, Progress Energy restricted stock unit, Progress Energy performance share or other Progress Energy equity award immediately prior to the effective time of the Merger. Pursuant to the Merger Agreement, the compensation committee of the Duke Energy board of directors expects to adjust the performance measures applicable to performance shares as it determines appropriate and equitable to reflect the performance of Progress Energy during the performance measurement period prior to the effective time of the Merger, the transactions undertaken pursuant to the Merger Agreement and the performance measures under awards made to similarly situated Duke Energy employees for the same or comparable performance cycle.

The foregoing description of the Merger and the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached as Exhibit 2.1 to Duke Energy’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on January 11, 2011, and incorporated herein by reference.

ITEM 2.05.	COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES.

In conjunction with the Merger, in August 2011, Duke Energy and Progress Energy announced plans to offer a voluntary severance plan (“VSP”) to certain of their respective eligible employees. Approximately 1,150 employees accepted the termination benefits during the voluntary window period, which closed on November 30, 2011. The estimated amount of voluntary severance payments, which were contingent upon the successful completion of the Merger, is approximately $170 million.

Total severance payments associated with the Merger, including the VSP, a potential involuntary severance plan and severance payments payable to Mr. Johnson described in Item 5.02 of this Current Report on Form 8-K (which description is incorporated herein by reference), are estimated to be between $225 million and $275 million. Substantially all severance payments referred to above will be paid in cash and are expected to be paid in 2012 and 2013 after completion of the applicable service period for each employee.

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Appointment of Principal Executive Officer of Duke Energy

In connection with the Merger described in Item 2.01 of this Current Report on Form 8-K and pursuant to the terms of the Merger Agreement, effective as of the effective time of the Merger, William D. Johnson, the former Chairman, President and Chief Executive Officer of Progress Energy, was appointed as the President and Chief Executive Officer of Duke Energy.

Mr. Johnson, age 58, was Chairman, President and Chief Executive Officer of Progress Energy, from October 2007 through July 2, 2012. Mr. Johnson was also Chairman of Carolina Power & Light Company (d/b/a Progress Energy Carolinas, Inc.) (“PEC”) and Florida Power Corporation (d/b/a Progress Energy Florida, Inc.) (“PEF”). Mr. Johnson previously served as President and Chief Operating Officer of Progress Energy, from January 2005 to October 2007.

Mr. Johnson subsequently resigned as the President and Chief Executive Officer of Duke Energy. See disclosure below under the heading “Resignation of Mr. Johnson and Reappointment of Mr. Rogers.”

Employment Agreement with William D. Johnson

On June 27, 2012, Duke Energy entered into a three-year employment agreement with

William D. Johnson (the “Johnson Employment Agreement”) that provided for his employment as Duke Energy’s President and Chief Executive Officer and President, effective as of the closing of the Merger on July 2, 2012. The Johnson Employment Agreement was based on the terms set forth on the term sheet by and among Duke Energy, Merger Sub and Mr. Johnson that was executed at the time that the Merger Agreement was entered into.

The Johnson Employment Agreement provided for an annual base salary of $1,100,000, an annual short-term target bonus opportunity equal to 125% of his then current annual base salary and an annual long-term target opportunity of 500% of his then current annual base salary.

Upon a termination of Mr. Johnson’s employment by Duke Energy without cause or by Mr. Johnson for good reason, following the closing of the Merger but prior to the second anniversary of such closing, the Johnson Employment Agreement provided for (upon execution of a release of claims) severance benefits that are substantially the same as those provided under the Progress Management Change-in-Control Plan (the “CIC Plan”), except that he would not be entitled to an excise tax gross-up relating to Section 280G of the Internal Revenue Code, as amended (the “Code”). The CIC Plan provided Mr. Johnson, upon a qualifying termination of employment, with three times the sum of his annual base salary and target annual cash bonus, the cost of up to three years of continued benefits, 100% of his target annual cash bonus opportunity for the year in which the termination occurred and vesting of all unvested equity awards outstanding prior to the termination (with all performance shares held by Mr. Johnson vesting at “target level” of performance).

As a condition to entering into the Johnson Employment Agreement, Mr. Johnson agreed to waive certain rights with respect to good reason under the CIC Plan and to constructive termination under his then current employment agreement with Progress Energy.

The foregoing summary of the Johnson Employment Agreement is qualified in its entirety by reference to the terms of the Johnson Employment Agreement, a copy of which is filed as Exhibit 10.1 hereto, and is incorporated into this report by reference.

Resignation of Mr. Johnson and Reappointment of Mr. Rogers

On July 3, 2012, Duke Energy announced that Mr. Johnson has resigned from all of his positions at Duke Energy and will no longer serve as President and Chief Executive Officer of Duke Energy or as a member of Duke Energy’s Board of Directors (the “Duke Energy Board”), effective as of 12:01 a.m. on July 3, 2012 (the “Effective Date”). Also, on July 2, 2012, the Board reappointed Mr. James E. Rogers as President and Chief Executive Officer of Duke Energy, effective as of 12:01 a.m. on July 3, 2012, in addition to his role as Chairman of the Board. Mr. Rogers previously served as President and Chief Executive Officer of Duke Energy from the date of its merger with Cinergy Corp. in 2006 until the closing of Duke Energy’s merger with Progress Energy on July 2, 2012.

Rogers Employment Agreement

In connection with Mr. Rogers’ reappointment, Mr. Rogers and the Company agreed that the amendment to his preexisting employment agreement, that he had previously entered into to reflect his position as Executive Chairman effective as of the closing of the Merger, would be null and void, and that his preexisting employment agreement would continue in full force and effect without regard to such amendment.

Separation Agreement with Mr. Johnson

In connection with Mr. Johnson’s resignation, on the Effective Date, Mr. Johnson and Duke Energy entered into a separation and settlement agreement (the “Separation Agreement”). Pursuant to the terms of the Separation Agreement, in consideration for a release of claims from Mr. Johnson, his agreement to cooperate with Duke Energy with respect to transition matters and Mr. Johnson’s agreement to non-competition, non-solicitation, non-disparagement and confidentiality covenants, Mr. Johnson will be entitled to the benefits to be provided upon a resignation of employment for “good reason” pursuant to the Johnson Employment Agreement, described above under the heading “Employment Agreement with William D. Johnson,” including a cash severance payment of $7,425,000, which is equal to three times the sum of Mr. Johnson’s annual base salary and target annual cash bonus as of the Effective Date, a cash payment of $1,375,000, representing Mr. Johnson’s target annual cash bonus for 2012, measured as of the Effective Date, continued health and welfare benefits, reimbursement for relocation expenses and accelerated vesting of all his equity compensation awards.

In addition, in consideration of the various covenants identified above, Mr. Johnson is eligible to receive a lump sum payment equal to the lesser of (i) $1.5 million or (ii) the portion of the $1.5 million that, when aggregated with the other payments that are contingent upon a change in control, would not be an “excess parachute payment” within the meaning of Section 280G of the Code. In the event that Mr. Johnson is not entitled to any payments under the preceding sentence, Duke Energy will make a $500,000 payment to Mr. Johnson and, to the extent any payment under the Separation Agreement would constitute an “excess parachute payment” and result in an excise tax under the golden parachute tax rules, Duke Energy would provide a payment to place Mr. Johnson in the same position as if no excise tax had been triggered in accordance with the terms of the CIC Plan. In addition, Mr. Johnson will be entitled to his accrued and unpaid benefits under Progress Energy’s retirement and deferred compensation plans. These benefits were earned during Mr. Johnson’s employment with Progress Energy and will not be enhanced or increased as a result of the Separation Agreement, but will be paid according to the terms of the applicable plan or arrangement based on Mr. Johnson’s service and compensation prior to his resignation.

The foregoing description of the Separation Agreement is qualified in its entirety by reference to the full text of the Separation Agreement, a copy of which is filed as Exhibit 10.2 hereto, and is incorporated into this report by reference.

Amendment to the Duke Energy Corporation Executive Cash Balance Plan

In connection with the Merger described in Item 2.01 of this Current Report on Form 8-K and pursuant to the terms of the Merger Agreement, on July 2, 2012, the Compensation Committee of the Duke Energy Board amended the Duke Energy Corporation Executive Cash Balance Plan (the “ECBP”) to provide that the portion of the Progress Energy Supplemental Senior Executive Retirement Plan (the “Progress Supplemental Plan”) relating to the ten active participants in the Progress Supplemental Plan (the “Progress Participants”) is merged into the ECBP, resulting in the nonqualified retirement benefits that were originally to be provided to the Progress Participants under the Progress Supplemental Plan, to be instead provided pursuant to the amended ECBP. Consistent with the terms of the Merger Agreement, the amended ECBP provides that the Progress Participants will participate in the ECBP and, subject to the terms and conditions of the amended ECBP, be entitled to nonqualified retirement benefits equal to the greater of (A) the sum of (i) the accrued benefit under the Progress Supplemental Plan frozen as of the closing of the Merger (based on applicable service and compensation earned prior to the closing of the Merger) and (ii) future benefits under the ECBP with respect to service and compensation levels following the closing of the Merger or (B) the benefits earned under the Progress Supplemental Plan, as increased by post-Merger service and cost of living adjustments.

The foregoing summary is qualified in its entirety by reference to the terms of the Amended and Restated ECBP, a copy of which is filed as Exhibit 10.3 hereto, and is incorporated into this report by reference.

Increase in the Number of Board Members and New Board Committee Structure

Also in connection with the Merger and pursuant to the terms of the Merger Agreement, the Duke Energy Board increased the number of directors on the Board from 11 to 18, effective as of the effective time of the Merger. The Duke Energy Board appointed the following former members of the Progress Energy board of directors to fill the seven newly created directorships: Mr. Johnson, John D. Baker II, Harris E. DeLoach, Jr., James B. Hyler, Jr., E. Marie McKee, Carlos A. Saladrigas and Theresa M. Stone. As described in greater detail above, Mr. Johnson has subsequently resigned from the Duke Energy Board of Directors.

The newly appointed non-employee directors will be eligible to receive the same retainers and meeting fees as the current non-employee directors serving on the Duke Energy Board and set forth on Exhibit 99.1 to this Current Report on Form 8-K and will be eligible to participate in all other director compensation programs that have been previously disclosed in Duke Energy’s most recent Definitive 14A Proxy Statement, filed with the SEC on March 22, 2012.

As of July 2, 2012, the Duke Energy Board has added a Regulatory Policy and Operations Committee to its previously existing committees. The committees of the Duke Energy Board as of July 2, 2012 and their membership are set forth below:

•	Audit: Theresa M. Stone (Chair), Michael G. Browning, G. Alex Bernhardt, Sr., John H. Forsgren, James B. Hyler, Jr., James T. Rhodes and Carlos A. Saladrigas

•	Compensation: E. Marie McKee (Chair), John D. Baker II, Daniel R. DiMicco, Ann M. Gray and James H. Hance, Jr.

•	Corporate Governance: Ann M. Gray (Chair), Michael G. Browning, Harris E. DeLoach, Jr., Daniel R. DiMicco and E. Marie McKee

•	Finance & Risk Management: James H. Hance, Jr. (Chair), William Barnet, III, Michael G. Browning, John H. Forsgren, Ann M. Gray, James B. Hyler, Jr. and Theresa M. Stone

•	Nuclear Oversight: James T. Rhodes (Chair), G. Alex Bernhardt, Sr., Harris E. DeLoach, Jr., E. James Reinsch and Philip R. Sharp

•	Regulatory Policy and Operations: Philip R. Sharp (Chair), John D. Baker II, William Barnet, III, E. James Reinsch and Carlos A. Saladrigas.

ITEM 5.03.	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

Effective immediately prior to the effective time of the Merger, Duke Energy amended its Amended and Restated Certificate of Incorporation to provide for a 1-for-3 reverse stock split with respect to the issued and outstanding Duke Energy Common Stock (the “Reverse Stock Split”). The shareholders of Duke Energy approved the Reverse Stock Split at Duke Energy’s special meeting of shareholders held on August 23, 2011, as previously announced in Duke Energy’s Current Report on Form 8-K filed with the SEC on August 26, 2011. Holders of Duke Energy Common Stock immediately prior to the effective time of the Merger (except for those holders of Duke Energy Common Stock who held their shares through the Duke Energy InvestorDirect Choice Plan) will receive cash for any fractional shares of Duke Energy Common Stock to which they might otherwise be entitled as a result of the Reverse Stock Split.

The foregoing description of the Reverse Stock Split is qualified in its entirety by reference to the Certificate of Amendment providing for the Reverse Stock Split, as filed with the Secretary of State of the State of Delaware, a copy of which is filed as Exhibit 3.1 hereto and is incorporated into this report by reference.

ITEM 7.01	REGULATION FD DISCLOSURE

On July 3, 2012, Duke Energy issued a press release announcing the completion of the Merger and related events. A copy of the press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

ITEM 8.01.	OTHER EVENTS

Credit Agreement – Second Effective Date

On July 2, 2012, Duke Energy caused its indirect wholly owned subsidiaries, PEC and PEF, to execute joinder agreements to Duke Energy’s credit agreement, dated as of November 18, 2011 (the “Credit Agreement”), among Duke Energy, certain of its direct and indirect wholly owned subsidiaries, Wells Fargo Bank, National Association, as administrative agent, and the other lenders party thereto. As a result of the execution of such joinders, the effectiveness of the Merger and the satisfaction of certain other conditions specified in the Credit Agreement, the “Second Effective Date” (as defined in the Credit Agreement) has occurred and therefore the maximum credit available to Duke Energy and the other borrowers under the Credit Agreement increased by an additional $2,000,000,000, resulting in maximum availability of $6,000,000,000, with applicable sublimits for each borrower. The Credit Agreement was fully described in and filed as Exhibit 10.1 to Duke Energy’s Current Report on Form 8-K, filed November 25, 2011.

Opinion as to Certain Tax Matters

In connection with the consummation of the Merger, Wachtell, Lipton, Rosen & Katz issued an opinion as to certain tax matters related thereto. A copy of the opinion is attached as Exhibit 99.3 to this Current Report on Form 8-K.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

          (a)           Financial Statements of Business Acquired

The Progress Energy audited consolidated balance sheets at December 31, 2011 and 2010, Progress Energy audited consolidated statements of income and Progress Energy audited consolidated statements of cash flows for the years ended December 31, 2011, 2010 and 2009, and the notes related thereto, which were included as Exhibit 99.1 to Duke Energy’s Current Report on Form 8-K dated March 2, 2012, are filed as Exhibit 99.4 hereto and are incorporated in this report by reference.

The Progress Energy unaudited condensed consolidated balance sheets at March 31, 2012 and December 31, 2011, Progress Energy unaudited condensed consolidated statements of comprehensive income and Progress Energy unaudited condensed consolidated statements of cash flows for the three months ended March 31, 2012 and 2011, and the notes related thereto, which were included as Exhibit 99.1 to Duke Energy’s Current Report on Form 8-K dated May 11, 2012, are filed as Exhibit

99.5 hereto and are incorporated into this report by reference.

          (b)           Pro Forma Financial Information

The Duke Energy and Progress Energy unaudited pro forma condensed combined consolidated balance sheet as of March 31, 2012 and the Duke Energy and Progress Energy unaudited pro forma condensed combined consolidated statements of operations for the three months ended March 31, 2012 and the year ended December 31, 2011, which were included as Exhibit 99.2 to Duke Energy’s Current Report on Form 8-K dated May 11, 2012, and the notes related thereto, are filed as Exhibit 99.6 hereto and are incorporated in this report by reference.

          (d)           Exhibits

2.1	Agreement and Plan of Merger, dated as of January 8, 2011, by and among Duke Energy Corporation, Diamond Acquisition Corporation and Progress Energy, Inc. (incorporated by reference to Exhibit 2.1 to Duke Energy Corporation’s Current Report on Form 8-K filed on January 11, 2011).

3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Duke Energy Corporation, filed with the Secretary of State of the State of Delaware with an effective date of July 2, 2012.

10.1	Employment Agreement, dated as of June 27, 2012, by and between William D. Johnson and Duke Energy Corporation.

10.2	Separation and Settlement Agreement, dated as of July 3, 2012, by and between William D. Johnson and Duke Energy Corporation.

10.3	Amended and Restated Duke Energy Corporation Executive Cash Balance Plan, dated as of July 2, 2012.

99.1	Duke Energy Director Retainers and Meeting Fees.

99.2*	Joint Press Release of Duke Energy Corporation and Progress Energy, Inc., dated July 3, 2012.

99.3	Opinion of Wachtell, Lipton, Rosen & Katz regarding certain tax matters.

99.4	Audited consolidated financial statements of Progress Energy, Inc. as of December 31, 2011 and 2010 and for the years ended December 31, 2011, 2010 and 2009 (incorporated by reference to Exhibit 99.1 to Duke Energy Corporation’s Current Report on Form 8-K filed on March 2, 2012).

99.5	Unaudited consolidated financial statements of Progress Energy, Inc. as of March 31, 2012 and December 31, 2011 and for the three-months ended March 31, 2012 and 2011 (incorporated by reference to Exhibit 99.1 to Duke Energy Corporation’s Current Report on Form 8-K filed on May 11, 2012).

99.6	Unaudited pro forma condensed combined consolidated financial statements of Duke Energy Corporation and Progress Energy, Inc., as of and for the three months ended March 31, 2012, and for the year ended December 31, 2011 (incorporated by reference to Exhibit 99.2 to Duke Energy Corporation’s Current Report on Form 8-K dated May 11, 2012).

* Furnished and not filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUKE ENERGY CORPORATION

Date: July 3, 2012	By:	/s/ Marc E. Manly
	Name:	Marc E. Manly
	Title:	Executive Vice President, Chief Legal Officer & Corporate Secretary

EXHIBIT INDEX

2.1	Agreement and Plan of Merger, dated as of January 8, 2011, by and among Duke Energy Corporation, Diamond Acquisition Corporation and Progress Energy, Inc. (incorporated by reference to Exhibit 2.1 to Duke Energy Corporation’s Current Report on Form 8-K filed on January 11, 2011).

3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Duke Energy Corporation, filed with the Secretary of State of the State of Delaware with an effective date of July 2, 2012.

10.1	Employment Agreement, dated as of June 27, 2012, by and between William D. Johnson and Duke Energy Corporation.

10.2	Separation and Settlement Agreement, dated as of July 3, 2012, by and between William D. Johnson and Duke Energy Corporation.

10.3	Amended and Restated Duke Energy Corporation Executive Cash Balance Plan, dated as of July 2, 2012.

99.1	Duke Energy Director Retainers and Meeting Fees.

99.2*	Joint Press Release of Duke Energy Corporation and Progress Energy, Inc., dated July 3, 2012.

99.3	Opinion of Wachtell, Lipton, Rosen & Katz regarding certain tax matters.

99.4	Audited consolidated financial statements of Progress Energy, Inc. as of December 31, 2011 and 2010 and for the years ended December 31, 2011, 2010 and 2009 (incorporated by reference to Exhibit 99.1 to Duke Energy Corporation’s Current Report on Form 8-K filed on March 2, 2012).

99.5	Unaudited consolidated financial statements of Progress Energy, Inc. as of March 31, 2012 and December 31, 2011 and for the three-months ended March 31, 2012 and 2011 (incorporated by reference to Exhibit 99.1 to Duke Energy Corporation’s Current Report on Form 8-K filed on May 11, 2012).

99.6	Unaudited pro forma condensed combined consolidated financial statements of Duke Energy Corporation and Progress Energy, Inc., as of and for the three months ended March 31, 2012, and for the year ended December 31, 2011 (incorporated by reference to Exhibit 99.2 to Duke Energy Corporation’s Current Report on Form 8-K dated May 11, 2012).

*	Furnished and not filed herewith.